                             HEARTSTREAM, INC.

            SPECIAL MEETING OF STOCKHOLDERS - MARCH __, 1998
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 OF HEARTSTREAM, INC. (THE "COMPANY")

     The undersigned hereby appoints Alan J. Levy and James R. Shay, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all of the shares of the Company's common stock which the undersigned may be entitled to vote at the Special Meeting of Stockholders of the Company to be held at The Edgewater, 2411 Alaskan Way, Seattle, Washington 98121, on March __, 1998 at 9:00 a.m., local time, and at any and all adjournments or postponements thereof, with all of the powers the undersigned would possess if personally present, upon and in respect of the following proposal and in accordance with the following instructions. The proposal referred to herein is described in detail in the accompanying Proxy Statement/Prospectus.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL SPECIFIED ON THE REVERSE SIDE. IF A SPECIFIC DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

             (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)


----------------------------------------------------------------------------
                          FOLD AND DETACH HERE

                                                               PLEASE
                                                             MARK VOTES   /X/
                                                             AS IN THIS
                                                               EXAMPLE

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTPAID RETURN ENVELOPE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL.

1. To (i) approve and adopt the Agreement and Plan of Reorganization, dated          FOR     AGAINST    ABSTAIN
   as of December 29, 1997, among the Company, Hewlett-Packard Company, a            / /       / /        / /
   California corporation ("HP"), and Whistler Acquisition Corporation, a
   Delaware corporation and wholly-owned subsidiary of HP, and (ii) approve the merger of Whistler Acquisition Corporation with and into the Company pursuant to which the Company will become a wholly-owned subsidiary of HP and all outstanding shares of the Company's Common Stock will be converted into shares of HP Common Stock

   The undersigned acknowledges receipt of a copy of the Notice of Special
   Meeting of Stockholders and Proxy Statement/Prospectus relating to the meeting.

                                                                   IMPORTANT: In signing this proxy please sign
                                                                   exactly as your name(s) is (are) shown on the share
                                                                   certificate to which the proxy applies. When signing
                                                                   as an attorney, executor, administrator, trustee or
                                                                   guardian, please give your full title as such. If a
                                                                   corporation, please sign in full corporate name by
                                                                   President or other authorized officer. If a
                                                                   partnership, please sign in partnership name by
                                                                   authorized person. EACH JOINT TENANT OR COMMUNITY
                                                                   PROPERTY HOLDER OF THE SHARES MUST SIGN.

                                                                   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                                                                   PROMPTLY USING THE ENCLOSED ENVELOPE.


SIGNATURE(s)_______________________________________________________________  DATE__________________________________
(Additional signature if held jointly)_____________________________________


----------------------------------------------------------------------------
                          FOLD AND DETACH HERE